Exhibit 10.25

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is executed and delivered as of November 7, 2013 by and among XTREME OIL & GAS, INC., a Nevada corporation (the "Company"), and SOUTHPORT LANE EQUITY II LLC, a Delaware limited liability company (the "Purchaser").

WHEREAS, Purchaser desires to purchase 55,000,000 shares of common stock of the Company, par value $.001 per share (the “Shares”);

WHEREAS, as consideration for the Shares, the Purchaser will:  (i) pay $55,000 in cash to the Company (the “Cash Consideration”) no later than October 31, 2013 by wire transfer as designated by seller; and

WHEREAS, the Company desires to accept the Cash Consideration from the Purchaser and to issue the Shares to the Purchaser in exchange.

NOW, THEREFORE, in consideration of the mutual benefits, covenants and agreements set forth in this Agreement (the mutuality, adequacy and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

1)
Purchase and Sale of the Shares.   In connection with the execution of this Agreement, the Purchaser  has paid the Cash Consideration to the Company. In exchange, the Company hereby issues the Shares to Purchaser.

2)	Closing. The Closing of the transactions contemplated by Section 1 hereof shall be deemed to occur on the date hereof.

3)	Representations and Warranties of the Purchaser.

a)
Organization.  The Purchaser is a limited liability company duly organized under the laws of its state of formation and has the power and authority to own or lease its properties, carry on its business, enter into this Agreement and perform its obligations hereunder.

b)
Authorization; Enforceability.  This Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of, the Purchaser, enforceable against it in accordance with its terms.  All actions contemplated by this Agreement have been duly and validly authorized by all necessary proceedings by the Purchaser.

c)
No Contravention.  Neither the execution, delivery or performance by the Purchaser of this Agreement or of any agreement or instrument required to be executed and delivered by the Purchaser in connection herewith, nor consummation of the transactions contemplated hereby or thereby, will (i) violate any provisions of the articles of organization, the Operating Agreement or the other governing documents of the Purchaser, (ii) require the approval, consent or authorization of any federal, state or local governmental authority, or (iii) violate or result in the breach of any term or provision of any contract or agreement to which the Purchaser  is a party or by which the Purchaser is bound.

d)
Investment.  The Purchaser is acquiring the Shares for investment for its own account, and not with a view to, or for the offer or sale in connection with, any distribution thereof.  The Purchaser acknowledges that neither the Shares nor the issuance of the Shares to the Purchaser has been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act and any applicable state securities laws or pursuant to an applicable exemption therefrom.  Purchaser hereby acknowledges and agrees that the certificates representing the Shares will bear a legend substantially in the form of the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOTBEENREGISTERED UNDER THE SECURITIES ACT OF 1933, ASAMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SO REGISTERED OR UNLESS AN EXEMPTION FROM APPLICABLE REGISTRATION REQUIREMENTS IS AVAILABLE.

4)	Representations and Warranties of the Company.

a)
Organization.   The Company is a corporation duly organized under the laws of its state of incorporation and has the corporate power and authority to own or lease its properties, carry on its business, enter into this Agreement and perform its obligations hereunder.

b)
Authorization; Enforceability.  This Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of, the Company, enforceable against it in accordance with its terms.  All actions contemplated by this Agreement have been duly and validly authorized by all necessary proceedings by the Company.

c)
No Contravention.  Neither the execution, delivery or performance by the Company of this Agreement or of any agreement or instrument required to be executed and delivered by the Company in connection herewith, nor consummation of the transactions contemplated hereby or thereby, will (i) violate any provisions of the articles of incorporation, the bylaws or the other governing documents of the Company, (ii) require the approval, consent or authorization of any federal, state or local governmental authority, or (iii) violate or result in the breach of any term or provision of any contract or agreement to which the Company  is a party or by which the Company is bound.

d)
Capitalization.  The current issued and outstanding capital stock of the Company consists solely of approximately 6,000,000 shares of common stock (200,000,000 shares authorized), par value $.001 per share, and no shares of preferred stock (1,000,000 shares authorized), par value $.001 per share, as of the date hereof.  Upon issuance, the Shares will be duly and validly issued, fully-paid and non-assessable.

e)
Clear Title.  The Shares being sold are free of any claim, lien, encumbrance, pledge, hypothecation, or third-party interests, and are not subject to any prior contract, agreement, or understanding with regards to their sale, transfer, or distribution or to any right of first refusal with respect to the purchase thereof.  Seller has clear legal title and beneficial ownership of the Shares and there is no restriction on the sale or transfer of such Shares other than that imposed by securities law restrictions.

f)
Consents. The execution, delivery, and performance of this Agreement and the sales transactions contemplated hereby do not require the consent, authority, or approval of any other person or entity, except such as have been obtained.

5)	Miscellaneous.

Indemnification.  Each party hereto hereby agrees to indemnify, defend and hold harmless the other party, its successors and assigns from and against any and all losses, costs, damages, expenses, penalties, fines, costs and other charges (including reasonable attorneys’ fees) incurred by the non-breaching party as a result of a breach of a representation, warranty, or covenant of this Agreement.

a)
Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive Closing for a period of twelve (12) months, except for the representations and warranties set forth in Sections 3(a), 3(b), 4(a) and 4(b), which shall survive indefinitely.

b)
Further Assurances.  Upon the execution of this Agreement and thereafter, each party to this Agreement agrees to do such things as may be reasonably requested by the other party, at the expense of the requesting party, in order more effectively to consummate or document the transactions contemplated by this Agreement.

c)
Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York except the laws of that state that would render such choice of laws ineffective.

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a)	Successors in Interest. Subject to this provision, this Agreement shall be binding upon the parties hereto and their successors and assigns.

b)	Number; Gender. Whenever the context so requires, the singular number includes the plural and the plural includes the singular, and the gender of any pronoun includes the other genders.

c)
Severability.  In the event that any court of competent jurisdiction shall determine that any provision of this Agreement is invalid, such determination shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

d)
Integration; Amendment; Waiver.  This Agreement (i) constitutes the entire agreement of the parties to this Agreement with respect to its subject matter, (ii) supersedes all prior agreements, if any, of the parties to this Agreement with respect to its subject matter, and (iii) may not be amended except in writing signed by the party to this Agreement against whom the change is being asserted.  The failure of any party to this Agreement at any time or times to require the performance of any provision of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party to this Agreement of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

e)
Counterparts.  This Agreement may be executed by each party upon a separate copy, in such case one counterpart of this Agreement shall consist of enough of such copies or adoption instruments to reflect the signatures of all of the parties signing or adopting this Agreement; and this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such counterparts.

DULY EXECUTED AND DELIVERED by the parties hereto as of the date first above written.

SOUTHPORT LANE EQUITY II, LLC
By SOUTHPORT LANE MANAGEMENT LLC, as General Partner

By: /s/ Alexander Burns

Name: Alexander Burns
Title:   Managing Member

Address:	350 Madison Ave, 21st Floor New York, NY 10017

XTREME OIL & GAS, INC.

By: /s/ Nicholas P. DeVito

Name: Nicholas P. DeVito
Title:   CEO and Chairman

Address:	5700 West Plano Parkway, Suite 3600 Plano, TX 75093